Exhibit 10.1

AWARD/CONTRACT	1. THIS CONTRACT IS A RATED ORDER	RATING	PAGE OF PAGES
	UNDER DP AS (15 CFR 700)		1 | 27
2. CONTRACT (Proc. Inst. Ident.) NO	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQUEST/PROJECT NO
W81XWH-13-C-0126	13 May 2013	0010274836-0002
5. ISSUED BY CODE	W81XWH	6. ADMINISTERED BY (If other than Item 5) CODE	W81XWH
USAMRAA		US ARMY MEDICAL RESEARCH ACQU ISITION ACT
820 CHANDLER STREET		ATTN SHAVON EAKER
FT DCTRICKMD 21703		(301) 619-2664
820 CHANDLER STREET
FORT DETRICKMD 21702
7. NAME AND ADDRE SS OF CONT RACT OR (No., street, cty, county, state andzp code)	8. DELIVERY
QUICK-MED TECHNOLOGIES, INC.	☐ FOB ORIGIN ☒ OTHER (See below)
BERND LIESENFELD	9. DISCOUNTFOR PROMPT PAYMENT
902 NW 4th ST	Net 30 Days
GAINESVILLE FL 32601-4285
10. SUBMTINVOICES 1	ITEM
(4 copies unless otherwise specified)	BLOCK 12
TO THE ADDRESS
CODE 3EE54	FACILITY CODE	SHOWN IN:
11. SHIP TO/MARK FOR CODE	W23RYX	12. PAYMENT WILL BE MADE BY CODE	HQ0490
USA MED RESEARCH MAT CMD		DEFENSE FINANCE AND ACCOUNTING SERVICE
JUANITALIVINGSTON		DFAS-INDY VF' GFEBS
504 SCOTT STREET		8899 E56TH STREET
FORT DETRICKMD 21702-5012		INDIANAPOLIS IN 46249-38OO

13. AUT HORITY FOR U SING OTHER THAN FULL AND OPEN COMPETITION	14. ACCOUNT ING AND APP ROP RI AT ION D AT A
☐ 10 U.S.C. 2304(c)( ) ☐ 41 U.S.C. 253(c)( )	See Schedule
15A. ITEM NO	15B. SUPPLIES/ SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT

See Schedule

15G. TOTAL AMOUNT OF CONTRACT	$149,999.99
16. TABLE OF CONTENTS
☒	SEC.	DESCRIPTION	PAGE(S)	☒	SEC.	DESCRIPTION	PAGE(S)
		PART I - THE SCHEDULE				PART II - CONTRACTCLAUS ES
☒	A	SOLICITATION/ CONTRACT FORM	1 - 2	☒	I	CONTRACT CLAUSES	21-27
☒	B	SUPPLIES OR SERVICES AND PRICES COSTS	3-4	PART III - LIST OF DOCUMENTS. EXHIBITS AND OTHER ATTACHMENTS
☒	C	DESCRIPTION, SPECS./ WORK STATEMENT	5- 10		J	LIST OF ATTACHMENTS
☒	D	PACKAGING AND MARKING	11	PART IV - REPRESENTATIONS AND INSTRUCTIONS
☒	E	INSPECTION AND ACCEPTANCE	12		K	REPRESENT AT IONS CERT IFICAT IONS AND OTHER STATEMENTS OF OFFERORS
☒	F	DELIVERIES OR PERFORMANCE	13-18		L	INSTRS., CONDS, AND NOTICES TO OFFERORS
☒	G	CONTRACT ADMINISTRATION DATA	19-20		M	EVALUATION FACTORSFOR AWARD
	H	SPECIAL CONTRACT REQUIREMENTS
CONTRACTING OFF OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE
17. ☐ CONTRACTOR'S NEGOTIATED AGREEMENT Conractor is required to sign this document and retorn copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subjectto and governed by the following documents: (a) this award/contract, (b)the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)
18.☒ AWARD (Contractor is not required to sign th is document) Your offer on
Solicitation Number
________________________________________________ REF: H122-0160023
including the additions or changes made by y ou which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract No further contractual document is necessary.

19 A. NAME AND TITLE OF SIGNER (Type or print)	20A .NAME OF CONTRACTING OFFICER
MICAELA BOWERS / CONTRACTING OFFICER
TEL: 301-619-2173 EMAIL: micaela. bowers@amedd .army .mil
19B. NAME OF CONTRACTOR		19C. DATE SIGNED	20 B. UNITED STATES OF AMERICA		20 C. DATE SIGNED

BY			BY	/s/ Micaela L Bowers	13-May-2013
	(Signature of person authorized to sign)			(Signature of Contracting Officer)

AUTHORIZED FOR LOCAL REPRODUCTION	STANDARD FORM 26 (REV. 4/ 2008)

Previous edition is usable	Prescribed by GSA FAR (48 CFR) 53.214(a)

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Section A - Solicitation/Contract Form

CONTRACT SUMMARY

RESEARCH TITLE:	Development of Technologies that Control Scar Contracture After Burn Injuries

TERM/SCOPE of CONTRACT: Phase I : 15 May 2013 - 15 December 2013 (Research ends 15 November 2013). The final 30 days for submission of the final report. The scope of this contract encompasses the complete STTR process to include all Phases of the Award. Therefore, the term of this contact is for up to five (5) years unless otherwise ending sooner.

TOTAL CONTRACT VALUE:	$149,999.99

PROJECT MANAGER:	Bernd Liesenfeld

CONTRACT TYPE:	Firm-Fixed-Price

GOVERNMENT CONTACTS
Contract Specialist:

U.S. Army Medical Research Acquisition Activity (USAMRAA)
ATTN: MCMR-AAA-G Shavon Baker
820 Chandler Street
Fort Detrick, MD 21702-5014

Voice: (301) 619-2664
Fax: (301) 619-9656
Email: shavon.v.baker.civ@mail.mil

Contracting Officer (KO) (Authorized Official to bind the Government in Contracts):

U.S. Army Medical Research Acquisition Activity (USAMRAA)
ATTN: MCMR-AAA-S (Ms. Micaela Bowers)
820 Chandler Street
Fort Detrick, MD 21702-5014

Voice: (301) 619-2173
Fax: (301) 619-2254
Email: micaela.l.bowers.civ@mail.mil

Contracting Officer's Representative (COR) (Government customer/office receiving services/supplies):

USAMMDA
ATTN: Luis Alvarez
1564 Freedman Drive
Fort Detrick, MD 21702

Voice: 301-619-8429
Email: luis.m.alvarez4@mail.mil

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Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001		5	Months	$25,000.00	$125,000.00
	SBIR Phase I: H122-016-0023
	FFP

The contractor shall furnish the necessary equipment, personnel, facilities and supplies to conduct the SBIR Phase I research objectives in accordance with the Contract Schedule and the contractor's Proposal H122-016-0023 titled "Development of Technologies that Control Scar Contracture after Burn Injuries" dated 27 June 2012, which is incorporated by reference. ERMS Log No. 12262019. PI: Bernd Liesenfeld. See section G for payment instructions. Period of Performance: 15 May 2013 - 15 December 2013 (Research ends 15 November 2013).

	FOB: Destination
	PURCHASE REQUEST NUMBER: 0010274836-0002

				NET AMT	$125,000.00

					$125,000.00

ACRN AA
CIN: GFEBS001027483600001

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ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002		1	Months	$24,998.99	$24,998.99
	SBIR Phase 1: Final Report H122-016-0023
	FFP

The contractor shall furnish the necessary equipment, personnel, facilities and supplies to conduct the SBIR Phase I research objectives in accordance with the Contract Schedule and the contractor's proposal H122-016-0023 titled "Development of Technologies that Control Scar Contracture After Burn Injuries" dated 27 June 2012, which is incorporated by reference. ERMS Log No. 12262019. PI: Bernd Liesenfeld. See section G for payment instructions. Period of Performance: 15 May 2013 - 15 December 2013 (Research ends 15 November 2013).

	FOB: Destination
	PURCHASE REQUEST NUMBER: 0010274836-0002

				NET AMT	$24,998.99

					$24,998.99

ACRN AA
CIN: GFEBS001027483600002

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003		1	Each	$1.00	$1.00
	Contractor Manpower Reporting
	FFP

Provide information for the duration of Phase I performance associated with the input of the Accounting for Contract Services information in the web site operated and maintained by the Assistant Secretary of the Army (Manpower & Reserve Affairs). See the "Contractor Manpower Reporting" paragraph in Section C for specific reporting information. The Unit Identification Code for the U.S. Army Medical Materiel Development Activity is W4QFAA.

	FOB: Destination
	PURCHASE REQUEST NUMBER: 0010274836-0002

				NET AMT	$1.00

					$1.00

ACRN AA
CIN: GFEBS001027483600003

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Section C - Descriptions and Specifications

STATEMENT OF WORK

1.   Background:

The U.S. Army Medical Research and Materiel Command, in support of the Department of Defense Science Technology Transfer Program, has taken part in the Program Solicitation for FY 2012. Objectives of the solicitation included stimulating technological innovation in the private sector, strengthening the role of the small business in meeting Federal research and development needs, fostering and encouraging participation by minority and disadvantaged persons in technological innovation, increasing the commercial application of DOD-supported research results, and improving their return on investment from Federally-funded research for economic and social benefits to the Nation. The Federal SBIR Program is mandated by Public Laws 97-219, 99-443, 102-564 and 106-554.

2.   Phased Program:

a.   Phase I is to determine, insofar as possible, the scientific or technical merit and feasibility of ideas submitted under the SBIR program. The contractor shall concentrate on that research or development which will significantly contribute to providing the scientific or technical feasibility of the approach or concept and which would be a prerequisite to further DOD support in Phase II.

b.   Phase II awards are expected to be made during Fiscal Year 2014 to firms with approaches that appear sufficiently promising as a result of Phase I. Phase II awards are expected to typically cover 2-5 man-years of effort and to cover a period generally not to exceed 24 months, subject to negotiation. The number of Phase II awards will depend upon Phase I results and availability of funds. Phase II is the principal research or development effort; it will require a more comprehensive proposal, outlining the proposed effort, as explained below:

c.    Under Phase III, it is intended that non-Federal capital be used by the small business to pursue commercial applications of the research or development. Also, under Phase III, Federal agencies may award non- SBIR funded follow-on contracts for products or processes, which meet the mission needs of those agencies.

3.   Work Required:

a.   Research Title: "Development of Technologies that Control Scar Contracture after Burn Injuries "

b.  The contractor shall, for the period of six months following contract award, furnish the necessary personnel, facilities, equipment, and supplies to conduct Phase I of the study cited above. The statement of work, as contained in the contractor's proposal date submitted 27 June 2012 in response to the Army SBIR Solicitation No. 2012.2, Phase I that closed 27 June 2012, is incorporated by reference.

4.   Contractor Manpower Reporting:

a.
Input of the Accounting for Contract services information in the web site operated and maintained by the Assistant Secretary of the Army (Manpower & Reserve Affairs) is required. See the "Contractor Manpower Reporting" paragraph in Section C below for specific reporting information

Quality Assurance: The contractor shall submit monthly and final technical progress reports to the Contracting Officer Representative (COR) for review and acceptance. The COR shall review each monthly and final progress report to ensure the contractor is making adequate forward movement toward achieving the stated objectives of the research proposal and topic. If acceptable, the COR shall approve each progress report and in turn approve the associated invoice for payment

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CLAUSES INCORPORATED BY FULL TEXT

CONTRACTOR MANPOWER REPORTING (CMR) - (ACCOUNTING FOR CONTRACT SERVICES) (APR 2011) (USAMRAA)

The Office of the Assistant Secretary of the Army (Manpower & Reserve Affairs) operates and maintains a secure Army data collection site where the contractor will report ALL contractor manpower (including sub-contractor manpower) required for performance of this contract. The contractor is required to completely fill in all the information in the format using the following web address: https://cmra.army.mil. The required information includes: (l) Contract Number; (2) Delivery Order Number (If applicable); (3) Task Order Number (If applicable); (4) Requiring Activity Unit Identification Code (UIC); (5) Command; (6) Contractor Contact Information; (7) Federal Service Code (FSC); (8) Direct Labor Hours; (9) Direct Labor Dollars; and, (10) Location. In the event the Contracting Officer's Representative (COR)/Contracting Officer's Technical Representative (COTR) has not entered their data requirements first, the contractor must also enter the COR/COTR required data with the exception of fund cite, obligations, and disbursement data. The CMRA help desk can be reach at 703-695-5103 or 703-695-5058 for any technical questions. The help desk can also be contacted via email: contractormanpower@hqda.army.mil. As part of its quote or offer, the contractor will also provide the estimated total cost (if any) incurred to comply with this reporting requirement. The reporting period will be the period of performance not to exceed 12 months ending 30 September of each government fiscal year and must be reported by 31 October of each calendar year.

REPRESENTATIONS AND CERTIFICATIONS (MAR 1999) (USAMRAA)

The representations, certifications, and other statements submitted by the contractor valid through 26 March 2014 located in SAMs, are incorporated herein by reference.

PRINCIPAL INVESTIGATOR (DEC 2006) (USAMRAA)

The Principal Investigator for this contract is Bernd Liesenfeld. This individual shall be continuously responsible for the conduct of the research project. The contractor shall obtain the Contracting Officer's approval to change the Principal Investigator or to continue the research work during a continuous period in excess of three months without the participation of an approved Principal Investigator. This contract is based on the Principal Investigator devoting 200 hours of effort to the project over the term of the contract. The contractor shall advise the Contracting Officer if the Principal Investigator will, or plans to, revise the level of effort estimated in the contractor's proposal. A curriculum vitae shall be provided for professional associates added to the research project or substituted during the course of work.

INVESTIGATING AND REPORTING POSSIBLE SCIENTIFIC MISCONDUCT (MAR 1999) (USAMRAA)

a. "Misconduct" or "Misconduct in Science" is defined as fabrication, falsification, plagiarism, or other practices that seriously deviate from those that are commonly accepted within the scientific community for proposing, conducting or reporting research. It does not include honest error or honest differences in interpretations or judgments of data.

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b.   Contractors shall foster a research environment that prevents misconduct in all research and that deals forthrightly with possible misconduct associated with research for which U.S. Army Medical Research and Materiel Command funds have been provided or requested.

c.    The contractor agrees to:
(1)   Establish and keep current an administrative process to review, investigate, and report allegations of misconduct in science in connection with research conducted by the contractor;
(2)   Comply with its own administrative process;
(3)   Inform its scientific and administrative staff of the policies and procedures and the importance of compliance with those policies and procedures;
(4)   Take immediate and appropriate action as soon as misconduct on the part of employees or persons within the organization's control is suspected or alleged; and
(5)    Report to the Administrative Contracting Officer (ACO) a decision to initiate an investigation into possible scientific misconduct.

d.    The contractor is responsible for notifying the ACO of appropriate action taken if at any stage of an inquiry or investigation any of the following conditions exist:
(1)   An immediate health hazard is involved;
(2)   There is an immediate need to protect Federal funds or equipment;
(3)   A probability exists that the alleged incident will be reported publicly; or
(4)   There is a reasonable indication of possible criminal violation.

52.035-4030 CONTRACTOR SAFETY AND REPORTING (NON-BDRP) (DEC 2006) (USAMRAA)

a.    The contractor shall operate under established safety programs for all biosafety levels of work as identified in the Safety Program Plan, which is incorporated in this contract. The safety programs shall ensure that personnel, facilities, and the environment are protected from accidents and hazardous exposures.

b.     The contractor shall conduct this contract work under established operating procedures which ensure that all individuals who have access to areas for storage, handling, and disposal of etiologic agents are trained and are thoroughly familiar with safety requirements. Such procedures shall assure full compliance with the regulatory standards cited above.

c.    The contractor shall conduct an inspection and report the results of all required biosafety inspections for all Research, Development, Test, or Evaluation work in accordance with the below listed timeframes. As a minimum the safety inspections shall address those factors identified in the Safety Program Plan.

1.    For Biosafety Level (BL) 1 and 2:

Time	Inspector
Preaward	Government designated Biosafety Officer
Quarterly	Contractor safety personnel
Weekly	First line supervisor

2.    For Biosafety Level (BL) 3:

Time	Inspector
Preaward	Government designated Biosafety Officer
Quarterly	Contractor safety personnel
Annual	Government designated Biosafety Officer
Weekly	First line supervisor

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3.    For Biosafety Level (BL) 4:

Time	Inspector
Preaward	Government designated Biosafety Officer
Quarterly	Contractor safety personnel
Annual	Government designated Biosafety Officer
Weekly	First line supervisor

4.     Copies of all biosafety inspection reports will be distributed as follows:

Original: In the contractor's records

One copy to the following:

a.	US Army Medical Research and Materiel Command ATTN: MCMR-ZC-SSE
504 Scott Street
Fort Detrick, Maryland 21702-5012

b.	US Army Medical Research and Materiel Command ATTN: MCMR-ZB-DRI
504 Scott Street
Fort Detrick, Maryland 21702-5012

c.	US Army Medical Research Acquisition Activity ATTN: MCMR-AAA-G
820 Chandler Street
Fort Detrick, Maryland 21702-5014

PROHIBITION OF HUMAN RESEARCH (JAN 2007) (USAMRAA)

** PROHIBITION - READ FURTHER FOR DETAILS **

Research under this award involving the use of human subjects, to include the use of human anatomical substances and/or human data, may not begin until the US Army Medical Research and Materiel Command's Office of Research Protections, Human Research Protections Office (HRPO) approves the protocol. Written approval to begin research or subcontract for the use of human subjects under the applicable protocol proposed for this award will be issued from the US Army Medical Research and Materiel Command, HRPO, under separate letter to the Contractor. A copy of the approval will be provided to the US Army Medical Research Acquisition Activity for the official file. Non-compliance with any provisions of this clause may result in withholding of funds and or the termination of the award.

PROHIBITION OF USE OF LABORATORY ANIMALS (JAN 2007)(USAMRAA)

PROHIBITION - READ FURTHER FOR DETAILS

Notwithstanding any other provisions contained in the award or incorporated by reference herein, the Contractor is expressly forbidden to use or subcontract for the use of laboratory animals in any manner whatsoever without the express written approval of the US Army Medical Research and Materiel Command's Office of Research Protections, Animal Care and Use Office (ACURO). The Contractor will receive written approval to begin research under the applicable protocol proposed for this award from the US Army Medical Research and Materiel Command, Acquisition Activity for the official file. Non-compliance with any provision of this clause may result in the termination of the award.

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52.035-4036 PROHIBITION OF USE OF HUMAN CADAVERS (JAN 2005) (USAMRAA)

** PROHIBITION - READ FURTHER FOR DETAILS**

Research under this award using human cadavers may not begin until the US Army Medical Research and Materiel Command's Office of Research Protections, Human Research Protections Office (HRPO) approves the protocol. Written approval to begin research or subcontract for the use of human cadavers under the applicable protocol proposed for this award will be issued from the US Army Medical Research and Materiel Command, HRPO, under separate letter to the Contractor. A copy of this approval will be provided to the US Army Medical Research Acquisition Activity for the official file. Non-compliance with any provision of this clause may result in withholding of funds and or the termination of the award.

REPORTS, MANUSCRIPTS AND PUBLIC RELEASES (DEC 2006) (USAMRAA)

a.    Contractors are encouraged to publish results of research supported by the US Army Medical Research and Materiel Command (USAMRMC) in appropriate media forum. Any publication, report or public release, which may create a statutory bar to the issuance of a patent on any subject invention, shall be coordinated with appropriate patent counsel.

b.     Manuscripts intended for publication in any media shall be submitted to the Contracting Officer and Contracting Officer's Representative (COR), simultaneously with submission for publication. Review of such manuscripts is for comment to the Principal Investigator, not for approval or disapproval. Courtesy copies of the reprint shall be forwarded to the Contracting Officer and COR, even though publication may be subsequent to the expiration of the contract.

c.    The Contractor shall notify the Contracting Officer of planned news releases, planned publicity, advertising material concerning contract work, and planned presentations to scientific meetings, prior to public release. This is not intended to restrict dissemination of research information but to allow USAMRMC advance notice in order to adequately respond to inquiries.

d.    Manuscripts, reports, public releases and abstracts, which appear in professional journals, media and programs, shall include the following statements:

(1)      "This work is supported by the US Army Medical Research and Materiel Command under Contract No. W81XWH-13-C-0126"

(2)      "The views, opinions and/or findings contained in this report are those of the author(s) and should not be construed as an official Department of the Army position, policy or decision unless so designated by other documentation."

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(3)      As applicable, if the research involves the use of animals, the Contractor must include the following statement: "In conducting research using animals, the investigator(s) adhered to the Animal Welfare Act Regulations and other Federal statutes relating to animals and experiments involving animals and the principles set forth in the current version of the Guide for Care and Use of Laboratory Animals, National Research Council."

(4)      As applicable, if the research involves human use, the Contractor must include the following statement: "In the conduct of research where humans are the subjects, the investigator(s) adhered to the policies regarding the protection of human subjects as prescribed by Code of Federal Regulations (CFR) Title 45, Volume 1, Part 46; Title 32, Chapter 1, Part 219; and Title 21, Chapter 1, Part 50 (Protection of Human Subjects)."

(5)      As applicable, if the research involves the use of recombinant DNA, the Contractor must include the following statement: "In conducting work involving the use of recombinant DNA the investigator(s) adhered to the current version of the National Institutes of Health (NIH) Guidelines for Research Involving Recombinant DNA Molecules."

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Section D - Packaging and Marking

A.	Packing shall be commercial to ensure acceptance by common carriers for safest delivery to destination unless otherwise specified in the specification or descriptions of the items.

B.	All shipping or mailing containers shall be marked showing Contract No. W81XWH-13-C-0126 and the destination address shown in Section F.

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Section E - Inspection and Acceptance

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	Destination	Government	Destination	Government
0002	Destination	Government	Destination	Government
0003	Destination	Government	Destination	Government

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Section F - Deliveries or Performance

DELIVERY INFORMATION

CLIN	DELIVERY DATE	QUANTITY	SHIP TO ADDRESS	UIC

0001	POP 15-MAY-2013 TO 15-DEC-2013	N/A	USA MED RESEARCH MAT CMD JUANITA LIVINGSTON 504 SCOTT STREET FORT DETRICK MD 21702-5012 FOB: Destination	W23RYX

0002	POP 15-MAY-2013 TO 15-DEC-2013	N/A	(SAME AS PREVIOUS LOCATION) FOB: Destination	W23RYX

0003	POP 15-MAY-2013 TO 15-DEC-2013	N/A	(SAME AS PREVIOUS LOCATION)	W23RYX
FOB: Destination

CLAUSES INCORPORATED BY REFERENCE

52.242-15	Stop-Work Order	AUG 1989
52.247-34	F.O.B. Destination	NOV 1991

CLAUSES INCORPORATED BY FULL TEXT

REPORTING REQUIREMENTS (OCT 2009) (USAMRAA)

Technical reporting requirements (Programmatic Line Review, Monthly, Quarterly, and/or Annual/Final Reports) applicable to this award are annotated below:

PROGRAMMATIC LINE REVIEW (PLR)

a.    The reporting requirements for Telemedicine and Advanced Technology Research Center (TATRC) include quarterly, annual and final reports and the Principal Investigator's (PI's) participation in at least one programmatic line review (PLR) for this project each year of the project's period-of-performance.

b.     The PI shall prepare for and participate in at least one PLR for this project for each year of the project's term, at the COR's request. The invitation and format for the programmatic review will be provided by TATRC at least 90 days prior to the meeting. The meetings will generally be held in the Fort Detrick, Maryland, area, but may occur elsewhere in the U.S. Participation in the PLR will be in lieu of submitting next scheduled Quarterly report required under the award.

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XX   MONTHLY TECHNICAL PROGRESS REPORTS

a.    The contractor shall submit a Monthly Technical Progress Report covering work accomplished during each month of contract performance. It shall be brief, factual, and informal, and shall be prepared in accordance with the following:

(1)   Cover containing:

(a)      Contract number and title

(b)      Type of report, sequence number of report, and period of performance being reported

(c)      Contractor's name, address, and telephone number

(d)      Principal Investigator

(e)      Date of publication

(f)      Contracting Officer's Representative

(2)      Section I - A brief introduction covering the purpose and scope of the research effort.

(3)      Section II - A brief description of overall progress to date plus a separate description for each task or other logical segment of work on which effort was expended during the report period. Description shall include pertinent data and graphs in sufficient detail to explain any significant results achieved.

(4)       Section III - Problem Areas

(a)    A description of current problems that may impede performance along with proposed corrective action.

(b)    A description of anticipated problems that have a potential to impede progress and what corrective action is planned should the problem materialize.

(5)      Section IV - A description of work to be performed during the next reporting period.

(6)      Section V - Administrative Comments (Optional) - Description of proposed site visits and participation in technical meetings, journal manuscripts in preparation, coordination with other organizations conducting related work, etc.

(7)      Section VI - A Gantt Chart showing actual progress versus scheduled progress.

b.    Monthly Technical Progress Reports shall be prepared by the seventh day following the month being reported, and shall be received within 10 days of the report month. The Monthly Technical Progress Report shall be submitted to the following addresses:

One Copy:	Director
U.S. Army Medical Research Acquisition Activity (USAMRAA)
ATTN: MCMR-AAA-G
820 Chandler Street
Fort Detrick, MD 21702-5014

One Copy:	Luis Alvarez
1564 Freedman Drive
Fort Detrick, MD 21702

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XX   FORMAT REQUIREMENTS FOR ANNUAL/FINAL REPORTS

a.    Annual reports must provide a complete summary of the research accomplishments to date with respect to the approved Statement of Work. Journal articles can be substituted for detailed descriptions of specific aspects of the research, but the original articles must be attached to the report as an appendix and appropriately referenced in the text. The importance of the report to decisions relating to continued support of the research cannot be overemphasized. An annual report shall be submitted within 30 calendar days of the anniversary date of the award for the preceding 12-month period. If the award period of performance is extended by the Contracting Officer then an annual report must still be submitted within 30 calendar days of the anniversary date of the award. A final report will be due upon completion of the extended performance date that describes the entire research effort.

b.    A final report summarizing the entire research effort, citing data in the annual reports and appended publications shall be submitted at the end of the award performance period. The final report will provide a complete reporting of the research findings. Journal publications can be substituted for detailed descriptions of specific aspects of the research, but an original copy of each publication must be attached as an appendix and appropriately referenced in the text. All final reports must include a bibliography of all publications and meeting abstracts and a list of personnel (not salaries) receiving pay from the research effort.

Although there is no page limitation for the reports, each report shall be of sufficient length to provide a thorough description of the accomplishments with respect to the approved Statement of Work. Submission of the report in electronic format (PDF or Word file only) shall be submitted to https://ers.amedd.army.mil.

All reports shall have the following elements, in this order:

FRONT COVER: A Sample front cover is provided at https://mrmc.amedd.army.mil/rrpindex.asp. The Accession Document (AD) Number should remain blank.

STANDARD FORM 298: A Sample SF 298 is provided at https://mrmc.amedd.army.mil/rrpindex.asp. The abstract in Block 13 must state the purpose, scope, major findings and be an up-to-date report of the progress in terms of results and significance. Subject terms are keywords that may have previously assigned to the proposal abstract or are keywords that may be significant to the research. The number of pages shall include all pages that have printed data (including the front cover, SF 298, table of contents, and all appendices). Please count pages carefully to ensure legibility and that there are no missing pages as this delays processing of reports. Page numbers should be typed: please do not hand number pages.

TABLE OF CONTENTS: Sample table of contents provided at https ://mrmc.amedd. army. mil/rrpindex. asp.

INTRODUCTION: Narrative that briefly (one paragraph) describes the subject, purpose and scope of the research.

BODY: This section of the report shall describe the research accomplishments associated with each task outlined in the approved Statement of Work. Data presentation shall be comprehensive in providing a complete record of the research findings for the period of the report. Provide data explaining the relationship of the most recent findings with that of previously reported findings. Appended publications and/or presentations may be substituted for detailed descriptions of methodology but must be referenced in the body of the report. If applicable, for each task outlined in the Statement of Work, reference appended publications and/or presentations for details of result findings and tables and/or figures. The report shall include negative as well as positive findings. Include problems in accomplishing any of the tasks. Statistical tests of significance shall be applied to all data whenever possible. Figures and graphs referenced in the text may be embedded in the text or appended. Figures and graphs can also be referenced in the text and appended to a publication. Recommended changes or future work to better address the research topic may also be included, although changes to the original Statement of Work must beapproved by the Army Contracting Officer's Representative. This approval must be obtained prior to initiating any change to the original Statement of Work.

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KEY RESEARCH ACCOMPLISHMENTS: Bulleted list of key research accomplishments emanating from this research.

REPORTABLE OUTCOMES: Provide a list of reportable outcomes that have resulted from this research to include:

manuscripts, abstracts, presentations; patents and licenses applied for and/or issued; degrees obtained that are supported by this award; development of cell lines, tissue or serum repositories; infomatics such as databases and animal models, etc.; funding applied for based on work supported by this award; employment or research opportunities applied for and/or received based on experience/training supported by this award.

CONCLUSION: Summarize the results to include the importance and/or implications of the completed research and when necessary, recommend changes on future work to better address the problem. A "so what section" which evaluates the knowledge as a scientific or medical product shall also be included in the conclusion of the report.

REFERENCES: List all references pertinent to the report using a standard journal format (i.e. format used in Science, Military Medicine, etc.).

APPENDICES: Attach all appendices that contain information that supplements, clarifies or supports the text. Examples include original copies of journal articles, reprints of manuscripts and abstracts, a curriculum vitae, patent applications, study questionnaires, and surveys, etc.

Pages shall be consecutively numbered throughout the report. DO NOT RENUMBER PAGES IN THE APPENDICES.

Mark all pages of the report which contain proprietary or unpublished data that should be protected by the U.S. Government. REPORTS NOT PROPERLY MARKED FOR LIMITATION WILL BE DISTRIBUTED AS APPROVED FOR PUBLIC RELEASE. It is the responsibility of the Principal Investigator to advise the U.S. Army Medical Research and Materiel Command when restricted limitation assigned to a document can be downgraded to Approved for Public Release. DO NOT USE THE WORD "CONFIDENTIAL" WHEN MARKING DOCUMENTS.

FACILITY SAFETY PLAN STATUS REPORT (DEC 2006) (USAMRAA)

1. A Facility Safety Plan Status Report must be submitted annually starting no later than 1 year after obtaining the initial approval of the institution's Facility Safety Plan. In the event that the Principal Investigator changes during the performance under this contract, the new Principal Investigator shall complete the "Newly Appointed Principal Investigator Assurance" form (see paragraph 3).

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2. As a part of the annual Facility Safety Plan Status Report, the Facility Safety Director/Manager must provide the following: A brief description of any parts of the Facility Safety Plan that may have changed during the past 12 months. (Additional pages may be attached.)

During the past 12 months:
1. Have any change(s) in Research Operation Safety Procedure(s) been made?
Yes ____ No _____
If yes, briefly describe:

2. Have any modifications to the facility, equipment, and description (e.g., new equipment purchased, hood ventilation certification) been made?
Yes ____ No _____
If yes, briefly describe:

3.  Hazard Analysis: Have any new hazards been identified for any of the awards supported by the USAMRMC?
Yes ____ No _____
If yes, provide a hazard analysis for each new hazard.

4.  Radioactive Materials: Have any significant change(s) occurred in the use of the radioactive materials?
Yes ____ No _____
If yes, briefly describe:

a.  Are there any additional radioactive materials in use?
Yes ____ No _____
If yes, list additional material(s).

b.   Is the radioactive material licensure current?
Yes ____ No _____
If no, please explain.

I certify that all of the above elements are true and correct to the best of my knowledge, and I assure that this institution provides a safe environment for its employees working in research laboratories in accordance with Federal, State, and local government regulations. This safety office provides employee safety training and periodic laboratory inspections in an effort to minimize, eliminate, or control potential hazards to the employees and the public.

I understand that the Safety Office, USAMRMC, may conduct periodic site visits in order to ensure the indicated elements are in compliance with regulatory requirements.

Name of the Institution:

Name of Safety Director/Manager:

Signature:	Date:
Safety Director/Manager

E-mail Address:

Phone Number:

Fax Number:

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Facility Safety Plan approved by USAMRMC Safety Office:	Date:

3. Newly Appointed Principal Investigator Assurance

_______ I assure that I have coordinated with the Facility Safety Director/Manager in the research, and have discussed with him/her all aspects of the research-related specific safety issues, and will help him/her prepare the annual Facility Safety Plan Status Report.

_______ I assure that I will comply with my institution's safety program and its requirements.

_______ I understand that I am directly responsible for all aspects of safety and occupational health specific to my research protocol.

_______ I assure that I will report to the Facility Safety Director/Manager any changes in the safety or occupational health practices due to changes in my originally planned research.

_______ I assure that hazards associated with my research have been identified, eliminated and/or controlled.

_______ I assure that all safety requirements are in compliance with 32 CFR 626 and 627, "Biological Defense Safety Program and Biological Defense Safety Program, Technical Safety Requirements" (if applicable).

Name of Principal Investigator (print)

Signature	Date

Mailing Address:
Street

City State Zip Code

Phone Number:

Fax:

E-mail Address:

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Section G - Contract Administration Data

INVOICE PROCEDURES

PAYMENT & INVOICE INSTRUCTIONS

CLIN 0001: The Government agrees to provide five monthly payments of $25,000.00 upon receipt and acceptance of five monthly progress reports through Wide Area Workflow.

CLIN 0002: The Government agrees to provide one monthly payment of $24,998.99 upon receipt and acceptance of sixth monthly progress for Phase I and one final report as specified in clause 52.035-4038.

CLIN0003: The Government agrees to provide one payment of $1.00 for Contractor Manpower Reporting.

INVOICE PROCEDURES

INVOICES SHALL be entered into Wide Area Work Flow (WAWF) website at https://wawf.eb.mil/. For "training" instructions on using WAWF click on "About WAWF", then click on "Training." Please reference the "Army Electronic Invoicing Instructions (FEB 2006)" for specific invoicing instructions in WAWF.

●	Contractor invoices shall be prepared and submitted according to DFAR 252.232-7003, entitled "Electronic Submission of Payment Request."
●	Each voucher submitted must state the period of performance.
●	Each voucher submitted must request payment for amount stated in the appropriate Contract Line Item (CLIN).

RECEIVING REPORTS shall be entered into Wide Area Work Flow (WAWF) website by the COR at https://wawf.eb.mil/. For specific instructions on using WAWF, click on "About WAWF", and then click on "Training."

PAYMENT PROCESSING:
Defense Finance and Accounting Service (DFAS) is responsible for payment once invoice(s) and receiving report(s) have been entered into Wide Area Work Flow (WAWF) website.

NOTE:
Each invoice must state the period of performance. Each invoice submitted must request payment for the amount stated in the appropriate Contract Line Item Number (CLIN), rather than subCLIN, for Wide Area Workflow to work properly. Your invoice will not be paid if you attempt to invoice against subCLINs.

ACCOUNTING AND APPROPRIATION DATA

AA: 09720122013013000018310447470255      R.0002625.1.58      6100.9000021001
COST CODE: A7444
AMOUNT: $149,999.99
CIN GFEBS001027483600001: $125,000.00
CIN GFEBS001027483600002: $24,998.99
CIN GFEB S001027483600003: $1.00

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CLAUSES INCORPORATED BY REFERENCE

252.232-7003              Electronic Submission of Payment Requests and Receiving Reports     JUN 2012

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Section I - Contract Clauses

CLAUSES INCORPORATED BY FULL TEXT

CLAUSES INCORPORATED BY REFERENCE

Clause Number	Clause Description	Clause Date
52.202-1	Definitions	JULY 2004
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	SEP 2006
52.203-7	Anti-Kickback Procedures	OCT 2010
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	OCT 2010
52.204-4	Printed or Copied Double-Sided on Postconsumer Fiber Content Paper	MAY 2011
52.204-13	Central Contractor Registration Maintenance	DEC 2012
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	DEC 2010
52.215-8	Order of Precedence-Uniform Contract Format	OCT 1997
52.219-8	Utilization of Small Business Concerns	JAN 2011
52.222-3	Convict Labor	JUN 2003
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	MAR 2007
52.222-35	Equal Opportunity for Veterans	SEP 2010
52.222-36	Affirmative Action For Workers With Disabilities	OCT 2010
52.222-37	Employment Reports on Veterans	SEP 2010
52.222.40	Notification of Employee Rights under the National Labor Relations Act	DEC 2010
52.222-50	Combating Trafficking in Persons	FEB 2009
52.222-54	Employment Eligibility Verification	AN 2009
52.223-6	Drug-Free Workplace	MAY 2001
52.223-18	Encouraging Contractor Policies to Ban Text Messaging While Driving	AUG 2011
52.225-13	Restrictions on Certain Foreign Purchases	JUN 2008
52.227-1 Alt I	Authorization And Consent (Dec 2007) - Alternate I	JUL 1995
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	DEC 2007
52.227-11	Patent Rights-Ownership By The Contractor	DEC 2007
52.227-20	Rights in Data - SBIR Program	DEC 2007
52.229-3	Federal, State And Local Taxes	APR 2003
52.232-2	Payments Under Fixed-Price Research And Development Contracts	APR 1984
52.232-8	Discounts For Prompt Payment	FEB 2002

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52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-23 Alt I	Assignment of Claims (Jan 1986) - Alternate I	APR 1984
52.232-25	Prompt Payment	OCT 2008
52.232-33	Payment by Electronic Funds Transfer--Central Contractor Registration	OCT 2003
52.232-99	Providing Accelerated Payment to Small Business Subcontractors (Deviation)	AUG 2012
52.233-1	Disputes	JUL 2002
52.233-3	Protest After Award	AUG 1996
52.233-4	Applicable Law for Breach of Contract Claim	OCT 2004
52.242-13	Bankruptcy	JUL 1995
52.243-1 Alt I	Changes--Fixed Price (Aug 1987) - Alternate I	APR 1984
52.244-6	Subcontracts for Commercial Items	DEC 2010
52.246-7	Inspection Of Research And Development Fixed Price	AUG 1996
52.249-2	Termination For Convenience Of The Government (Fixed-Price)	MAY 2004
52.249-9	Default (Fixed-Priced Research And Development)	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.201-7000	Contracting Officer's Representative	DEC 1991
252.203-7000	Requirements Relating to Compensation of Former DoD Officials	SEP 2011
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense- Contract-Related Felonies	DEC 2008
252.203-7002	Requirement to Inform Employees of Whistleblower Rights	JAN 2009
252.204-7002	Payment For Subline Items Not Separately Priced	DEC 1991
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7008	Export Controlled Items	APR 2010
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	DEC 2006
252.225-7001	Buy American Act And Balance Of Payments Program	OCT 2011
252.225-7002	Qualifying Country Sources As Subcontractors	APR 2003
252.225-7012	Preference For Certain Domestic Commodities	JUN 2010
252.227-7015	Technical Data-Commercial Items	SEP 2011
252.227-7016	Rights in Bid or Proposal Information	JAN 2011
252.227-7017	Identification and Assertion of Use, Release, or Disclosure Restrictions	JAN 2011
252.227-7018	Rights in Noncommercial Technical Data and Computer Software-Small Business Innovation Research (SBIR) Program	MAR 2011
252.227-7019	Validation of Asserted Restrictions-Computer Software	SEP 2011
252.227-7025	Limitations on the Use or Disclosure of Government-Furnished Information Marked with Restrictive Legends	MAR 2011
252.227-7030	Technical Data-Withholding Of Payment	MAR 2000
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 2011
252.227-7039	Patents-Reporting Of Subject Inventions	APR 1990
252.232-7010	Levies on Contract Payments	DEC 2006
252.243-7001	Pricing Of Contract Modifications	DEC 1991
252.243-7002	Requests for Equitable Adjustment	MAR 1998
252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	SEP 2011
252.247-7023	Transportation of Supplies by Sea	MAY 2002
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000

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CLAUSES INCORPORATED BY FULL TEXT

EXPORT CONTRACT ACT COMPLIANCE (DEC 2006) (USAMRAA)

The contractor shall assess the work to be performed in this effort to assure that all actions are in compliance with the Export Administration Regulations, 15 CFR Part 730 (EAR), of the Export Administration Act of 1979, 50 U.S.C. app. 2401-2420 (EAA). Technology listed in the Commerce Control List (CCL), 15 CFR Part 774, of the EAR shall not be exported or exposed to foreign nationals without the written consent of the U.S. Department of Commerce.

52.219-28 POST-AWARD SMALL BUSINESS PROGRAM REREPRESENTATION (APR 2009)

(a)  Definitions. As used in this clause-

Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.

Small business concern means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (c) of this clause. Such a concern is "not dominant in its field of operation'' when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.

(b)  If the Contractor represented that it was a small business concern prior to award of this contract, the Contractor shall represent its size status according to paragraph (e) of this clause or, if applicable, paragraph (g) of this clause, upon the occurrence of any of the following:

(1)  Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of this clause in the contract.

(2)  Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of the contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract.

(3)  For long-term contracts--

(i)   Within 60 to 120 days prior to the end of the fifth year of the contract; and

(ii)   Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.

(c)    The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code assigned to this contract. The small business size standard corresponding to this NAICS code can be found at http://www.sba.gov/services/contractingopportunities/sizestandardstopics/.

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52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

_https://www.acquisition.gov/far/ _____________________________________
_http://farsite .hill.af. mil/ ____________________________________________
_https://www.usamraa.army.mil/ _______________________________________
[Insert one or more Internet addresses]

(End of clause)

52.252-6 AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)

(a)  The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

(b)  The use in this solicitation or contract of any Defense Federal Acquisition Regulation (48 CFR with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of clause)

52.035-4020 USE OF TECHNICAL REFERENCE FACILITY (APR 2005) (USAMRAA)

The contractor agrees to use, to the extent practical, the technical reference facilities of the Defense Technical Information Center (DTIC) for the purpose of surveying existing knowledge and avoiding needless duplication of scientific and engineering effort and the expenditure thereby represented. The DTIC headquarters office is located at 8725 John J. Kingman Road, Fort Belvoir, VA 22060-6218. Information can also be obtained via the Internet at http://www.dtic.mil or via the toll-free number for the DTIC help desk, 1-800-225-3842. To the extent practical, all other sources, whether or not Government controlled, should be consulted for the same purpose.

(End of clause)

52.042-4028 TRAVEL (JULY 2005) (USAMRAA)

a. Approval of Foreign Travel. The cost of foreign travel is allowable only when the specific written approval of the Contracting Officer is obtained prior to commencing the trip. Approval shall be requested at least (90) calendar days before the scheduled departure date in order that all necessary clearances may be processed. Each individual trip must be approved separately, even though it may have been included in a previously approved budget. Foreign travel under this contract is defined as any travel outside of the United States and its territories and possessions.

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b. Costs incurred by contractor personnel on official company business, whether foreign travel and/or domestic/local travel, are allowable, subject to the limitations contained in the Federal Acquisition Regulation (FAR) clause at 52.216-7, Allowable Cost and Payment, incorporated into this contract.

(End of clause)

252.235-7010	ACKNOWLEDGMENT OF SUPPORT AND DISCLAIMER (MAY 1995)

(a) The Contractor shall include an acknowledgment of the Government's support in the publication of any material based on or developed under this contract, stated in the following terms: This material is based upon work supported by the USAMRAA under Contract No. W81XWH-13-C-0126

(b) All material, except scientific articles or papers published in scientific journals, must, in addition to any notices or disclaimers by the Contractor, also contain the following disclaimer: Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of the (name of contracting agency(ies)).

(End of clause)

252.232-7003 Electronic Submission of Payment Requests and Receiving Reports.

ELECTRONIC SUBMISSION OF PAYMENT REQUESTS AND RECEIVING REPORTS (JUN 2012)

(a)Definitions. As used in this clause—
(1) "Contract financing payment" and "invoice payment" have the meanings given in section 32.001 of the Federal Acquisition Regulation.
(2)  "Electronic form" means any automated system that transmits information electronically from the initiating system to all affected systems. Facsimile, e-mail, and scanned documents are not acceptable electronic forms for submission of payment requests. However, scanned documents are acceptable when they are part of a submission of a payment request made using Wide Area WorkFlow (WAWF) or another electronic form authorized by the Contracting Officer.
(3) "Payment request" means any request for contract financing payment or invoice payment submitted by the Contractor under this contract.
(4)  "Receiving report" means the data required by the clause at 252.246-7000, Material Inspection and Receiving Report.
(b)  Except as provided in paragraph (c) of this clause, the Contractor shall submit payment requests and receiving reports using WAWF, in one of the following electronic formats that WAWF accepts: Electronic Data Interchange, Secure File Transfer Protocol, or World Wide Web input. Information regarding WAWF is available on the Internet at https://wawf.eb.mil/.
(c) The Contractor may submit a payment request and receiving report using other than WAWF only when—
(1)  The Contracting Officer administering the contract for payment has determined, in writing, that electronic submission would be unduly burdensome to the Contractor. In such cases, the Contractor shall include a copy of the Contracting Officer's determination with each request for payment;
(2)    DoD makes payment for commercial transportation services provided under a Government rate tender or a contract for transportation services using a DoD-approved electronic third party payment system or other exempted vendor payment/invoicing system (e.g., PowerTrack, Transportation Financial Management System, and Cargo and Billing System);

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(3)  DoD makes payment for rendered health care services using the TRICARE Encounter Data System (TEDS) as the electronic format; or
(4)  When the Governmentwide commercial purchase card is used as the method of payment, only submission of the receiving report in electronic form is required.
(d)   The Contractor shall submit any non-electronic payment requests using the method or methods specified in Section G of the contract.
(e)   In addition to the requirements of this clause, the Contractor shall meet the requirements of the appropriate payment clauses in this contract when submitting payment requests.
(End of clause)

252.232-7006 Wide Area WorkFlow Payment Instructions.

WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (JUN 2012)

(a)   Definitions. As used in this clause—
"Department of Defense Activity Address Code (DoDAAC)" is a six position code that uniquely identifies a unit, activity, or organization.
"Document type" means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).
"Local processing office (LPO)" is the office responsible for payment certification when payment certification is done external to the entitlement system.
(b)  Electronic invoicing. The WAWF system is the method to electronically process vendor payment requests and receiving reports, as authorized by DFARS 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.
(c)   WA WF access. To access WAWF, the Contractor shall—
(1)  Have a designated electronic business point of contact in the Central Contractor Registration at https://www.acquisition.gov; and
(2)   Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this web site.
(d)  WA WF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the "Web Based Training" link on the WAWF home page at https://wawf.eb.mil/
(e)  WA WF methods of document submission. Document submissions may be via web entry, Electronic Data Interchange, or File Transfer Protocol.
(f)   WA WF payment instructions. The Contractor must use the following information when submitting payment requests and receiving reports in WAWF for this contract/order:
(1) Document type. The Contractor shall use the following document type(s).
2-in-1 Services only

(2) Inspection/acceptance location. The Contractor shall select the following inspection/acceptance location(s) in WAWF, as specified by the contracting officer.
N/A

(3) Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.

Routing Data Table*
Field Name in WAWF	Data to be entered in WA WF
Pay Official DoDAAC	HQ0490
Issue By DoDAAC	W81XWH
Admin DoDAAC	W81XWH
Inspect By DoDAAC	W806YH
Ship To Code	W23RYX
Ship From Code	N/A
Mark For Code	N/A
Service Approver (DoDAAC)	W806YH
Service Acceptor (DoDAAC)	W806YH
Accept at Other DoDAAC	N/A
LPO DoDAAC	N/A
DCAA Auditor DoDAAC	N/A
Other DoDAAC(s)	N/A

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(4)  Payment request and supporting documentation. The Contractor shall ensure a payment request includes appropriate contract line item and subline item descriptions of the work performed or supplies delivered, unit price/cost per unit, fee (if applicable), and all relevant back-up documentation, as defined in DFARS Appendix F, (e.g. timesheets) in support of each payment request.

(5)  WA WF email notifications. The Contractor shall enter the e-mail address identified below in the "Send Additional Email Notifications" field of WAWF once a document is submitted in the system.
Shavon.v.baker.civ@mail.mil
luis. m. alvarez4@mail. mil

(g) WA WF point of contact.
(1) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact.
usamraagold@amedd. army. mil
Shavon.v.baker.civ@mail.

(2) For technical WAWF help, contact the WAWF helpdesk at 866-618-5988.

(End of clause)